EXHIBIT 10.2


                               SECURITY AGREEMENT
                               ------------------


     AGREEMENT, dated as of February 28, 2001 by CAPRIUS, INC., a Delaware corporation ("the Company"), in favor of Elliott Koppel (the "Agent"), acting in his capacity as agent for the holders (the "Holders") of the Secured Promissory Notes, dated February/March 2001 (the "Notes"), issued by the Company to the Holders.


                               W I T N E S S E T H
                               -------------------


     WHEREAS, the Company and the Holders agreed to the issuance of the Notes in exchange for certain obligations of the Company to the Holders;

     WHEREAS, the Holders requested that until repayment is made in full the Company secure its obligations under the Notes by the grant of the security interest provided for herein, and the Company is willing to grant such security interest;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
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     All terms used herein which are defined in Article 1 or Article 9 of the
Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Company, the Agent and the Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors, assigns, heirs and administrators. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3 hereof. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all rights outstanding as of February 28, 2001 and future rights of the Strax Division to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2  "Collateral" shall have the meaning set forth in Section 2 hereof.

     1.3 "Equipment" shall mean all of the Strax Division's owned as of February 28, 2001 and thereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located, except any leased property.

     1.4 "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

     1.5 "Financing Agreements" shall mean, collectively, this Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company, the Holders or the Agent in connection with the Financing Agreements, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.6 "Inventory" shall mean all of the Strax Division's owned as of February 28, 2001 and thereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.7 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Company to the Holders, including principal, interest, costs and expenses, however evidenced, as arising under the Notes or this Agreement.

     1.8 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any Government or any agency or instrumentality or political subdivision thereof.

     1.9 "Records" shall mean all of the Strax Division's books as of February 28, 2001, 2001 and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Strax Division with respect to the foregoing maintained with or by any other person).

     1.10 "Strax Division" shall mean The Strax Institute, a division of the Company.

SECTION 2.  GRANT OF SECURITY INTEREST
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     As of February 28, 2001, the Company shall grant to the Holders a continuing security interest in, and shall assign to the Lenders as security, the following property and interests in property, whether owned as of February 28, 2001 or thereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     2.1  Accounts;

     2.2 all contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, customer lists, licenses, whether as licensor or


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


licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties outstanding as of March 1, 2001 and thereafter obtained;

     2.3  Inventory;

     2.4  Equipment;

     2.5  Records; and

     2.6 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 3.  COLLATERAL COVENANTS
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     The Collateral covenants in this Section 3 shall be effective as of
February 28, 2001 upon the effectiveness, if at all, of the security interest granted herein.

     3.1  Accounts Covenants.
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          (a) The Agent shall have the right at any time or times thereafter, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (b) The Agent may, at any time or times that an Event of Default exists or has occurred and is continuing on or after February 28, 2001, (i) notify any or all account debtors that the Accounts have been assigned to the Agent and that the Holders have a security interest therein and the Agent, on behalf of the Holders may direct any or all accounts debtors to make payment of Accounts directly to the Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and the Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action the Holders may deem necessary or desirable for the protection of the Holders' interests. At any time that such an Event of Default exists or has occurred and is continuing, at the Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to the Agent and are payable directly and only to the Agent and the Company shall deliver to the Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as the Agent may require.


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


     3.2  Inventory Covenants. With respect to the Inventory on and after
          -------------------
February 28, 2001: (a) the Company shall at all times maintain inventory records, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) the Company shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Agent, except for sales of Inventory in the ordinary course of Strax Division's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) the Company agrees that the Strax Division shall use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws; (d) the Company assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Inventory; and (e) the Company shall keep the Inventory in good and marketable condition.

     3.3  Equipment Covenants. With respect to the Equipment on and after
          -------------------
February 28, 2001: (a) the Strax Division shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) the Strax Division shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in the Strax Division's business and not for personal, family, household or farming use; (d) the Strax Division shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of the Strax Division or to move Equipment directly from one location set forth or permitted herein to another such location or to sell or dispose any Equipment which is no longer usable or operable, and except for the movement of motor vehicles used by or for the benefit of the Company in the ordinary course of business; (e) the Equipment is now and shall remain personal property and the Company shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) the Company assumes all responsibility and liability arising from the use of the Equipment.

     3.4  Power of Attorney. If at any time after February 28, 2001 an Event
          -----------------
of Default exists or has occurred and is then continuing, the Company shall irrevocably designate and appoint the Agent as the Company's true and lawful attorney-in-fact, and authorize the Agent, in the Company's or the Agent's name, to do all acts and things which are necessary, in the Agent's determination, to fulfill the Company's obligations under this Agreement and the other Financing Agreements. The Company hereby releases the Agent from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Agent's own negligence or misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     3.5  Access to Premises. From time to time after February 28, 2001, at
          ------------------
the cost and expense of the Agent, if an Event of Default has occurred and is continuing (a) the Agent or his designee shall have complete access to all of the Strax Division's premises during normal business hours and after notice received by the Company not less than three (3) business days prior to the date of the proposed visit, for the purposes of inspecting, verifying and auditing the Collateral and all of the Strax Division's books and records, including, without limitation, the Records, (b) on not less than three (3) business days prior notice the Company shall furnish to the Agent such copies of such books and records or extracts therefrom as the Agent may request, and (c) during


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


normal business hours the Agent may use Strax Division personnel, equipment, supplies and premises as may be reasonably necessary for the collection of Accounts and realization of other Collateral.

SECTION 4.  REPRESENTATIONS AND WARRANTIES
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     The Company hereby represents and warrants to the Lenders the following
(which shall survive the execution and delivery of this Agreement):

     4.1  Corporate Existence, Power. The Company is a corporation duly
          --------------------------
organized and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in the State of Florida.

     4.2  Chief Executive Office: Collateral Locations. The chief executive
          --------------------------------------------
office of the Strax Division and the Strax Division's Records concerning Accounts are located only at the address set forth below and its only other places of business and are the only locations of the Collateral, and have been previously disclosed in writing to the Agent, subject to the right of the Company to establish new locations for the Strax Division in accordance with
Section 5.2 hereof.

     4.3  Priority of Liens, Title to Properties. The security interests and
          --------------------------------------
liens being granted to the Agent on behalf of the Lenders under this Agreement shall when they become effective constitute valid and perfected first priority liens and security interests in and upon the Collateral, subject to any preexisting liens under installment sale obligations or capitalized leases of Equipment. The Company has good and marketable title to all of its properties and assets comprising the Collateral subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind.

SECTION 5.  AFFIRMATIVE AND NEGATIVE COVENANTS
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     5.1  Maintenance of Existence. The Company shall at all times preserve,
          ------------------------
renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business of the Strax Division as presently or proposed to be conducted. The Company shall give the Agent ten (10) days prior written notice of any proposed change in its name or the Strax Division's name, which notice shall set forth the new name and the Company shall deliver to the Agent a copy of the business certificate for the name change of the Strax Division as soon as it is available.

     5.2  New Collateral Locations. The Strax Division may open any new
          ------------------------
location within the continental United States. The Company shall give the Agent written notice of the intended opening of any such new location and shall execute and deliver, or cause to be executed and delivered, to the Agent such agreements, documents, and instruments as the Agent may deem reasonably necessary or desirable to protect the Holder's interests in the Collateral at such location, including, without limitation, UCC financing statements.

     5.3  Compliance with Laws, Regulations, Etc. The Company shall, at all
          --------------------------------------
times, comply in all material respects with all laws, rules, regulations,


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


licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it with respect to the Collateral.

     5.4  Payment of Taxes and Claims. The Company agrees that the Strax
          ---------------------------
Division shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books.

     5.5  Insurance. The Company shall, at all times, maintain with
          ---------
financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. The Company shall furnish certificates, policies or endorsements to the Agent as the Agent shall require as proof of such insurance, certificate.

     5.6  Sale of Assets. The Company shall not sell or otherwise dispose of
          --------------
the Strax Division or substantially all of the assets of the Strax Division or grant a security interest in the Collateral to someone other than the Holders unless the net proceeds of such sale are used to the prepay the Notes to the extent as provided therein (other than security interests under installment sale obligations or capitalized leases of Equipment).

     5.7  Further Assurances. At the request of the Agent at any time and
          ------------------
from time to time after February 28, 2001, the Company shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests being granted and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

     5.8  Financing Statements. The Company will execute and file such
          --------------------
financing or continuation statements or amendments thereto as the Agent may reasonably request in order to perfect and preserve the security interests granted herein. Upon the execution of this Agreement, the Company shall deliver to Thelen Reid & Priest LLP executed Forms UCC-1 in form for filing in the States of Florida and New Jersey.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES
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     6.1  Events of Default. The occurrence or existence after February 27,
          -----------------
2002 of any Event of Default under the Notes is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

     6.2  Remedies.
          --------

               (a) At any time an Event of Default exists or has occurred and is continuing, the Agent shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice


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


to or consent by the Company, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Agent hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in the Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Company of this Agreement or any of the other Financing Agreements. The Agent may, at any time or times, proceed directly against the Company to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Agent may, in his discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to the Agent (provided, that, upon the occurrence of any Event of Default described in Section 5.1 of the Notes, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing and repair of all or any portion of the Collateral, (iii) require the Company, at the Company's expense, to assemble and make available to the Agent any part or all of the Collateral, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales) at such prices or terms as would be realized in a bona fide sale to an unrelated third party, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale. If notice of disposition of Collateral is required by law, five (5) days prior notice by the Agent to the Company designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and the Company waives any other notice.

               (c) The Agent may apply the cash proceeds of Collateral actually received by the Agent from any sale, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as the Agent may elect, whether or not then due. The Company shall remain liable to the Agent for the payment of any deficiency with an interest rate of ten percent (10%) per annum and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

SECTION 7.  MISCELLANEOUS
----------  -------------

     7.1  Governing Law. The validity, interpretation and enforcement of
          -------------
this Agreement shall be governed by the internal laws of the State of New Jersey (without giving effect to principles of conflicts of law).


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


     7.2  Waiver of Notices. The Company hereby expressly waives demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Collateral, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on the Company which the Agent may elect to give shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

     7.3  Effectiveness and Termination. The security interest granted
          -----------------------------
herein shall become effective on February 28, 2001. This Agreement shall terminate upon the earlier of the sale of the Strax Division in accordance with
Section 5.6 hereof or the repayment of all amounts due under the Notes. Upon termination the Holders' rights, titles and interest in and to the Collateral shall be automatically terminated and released.

     7.4  Amendments and Waivers. Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the Agent. The Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of the Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

     7.5  Notices. All notices, requests and demands hereunder shall be in
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writing and (a) made to the Agent at his address at 5 Vincent Street, Chatham,
NJ 07928, and to the Company at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     7.6  Partial Invalidity. If any provision of this Agreement is held to
          ------------------
be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     7.7  Successors. This Agreement shall be binding upon the Company and
          ----------
its successors and assigns and inure to the benefit of and be enforceable by the Lenders, the Agent and their successors, assigns, heirs and administrators.

     7.8  Entire Agreement. This Agreement, the other Financing Agreements,
          ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements,


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


understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the day and year first above written.


                                    COMPANY
                                    -------

                                    CAPRIUS, INC.

                                    By: s/George Aaron
                                        --------------
                                        George Aaron
                                        President & CEO

                                    CHIEF EXECUTIVE OFFICE:
                                    ----------------------

                                    One Parker Plaza, Fort Lee, New Jersey 07024


AGREED TO:


s/Elliott Koppel
----------------
Elliott Koppel, for himself and
as Agent for the Holders.


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